SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 30, 1999


                         GREKA Energy Corporation
            (Exact name of registrant as specified in its charter)

         Colorado                  0-20760                     84-1091986
(State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)


630 Fifth Avenue, Suite 1501
New York NY                                                       10111
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 218-4680

Item 2.   Acquisition or Disposition of Assets.

         On June 30, 1999, the Company completed the sale of the assets of its wholly owned subsidiary, Sabacol, Inc. ("Sabacol"). Sabacol's assets, all of which were located in the country of Colombia, consisted of a 50% interest in a 118 mile long pipeline and varying interests in oil producing properties. The purchase price consisted of interests in oil and gas producing properties in California and assumptions and releases of debts related to the Colombia operations. Additional consideration includes a potential earnout based upon a re-valuation of reserves, whereby the Company could receive on March 31, 2000 up to an additional $5,000,000 payable in cash or by the reassignment of Sabacol's pipeline interest and have an option to repurchase the Colombian assets for $12,000,000 if exercised prior to May 31, 2000. The contract was negotiated at arms length over a period of not less than 60 days. The Purchaser, Omimex Group, was the owner of the balance of the pipeline and operated all of Sabacol's oil and gas properties in Colombia.

Item 7.   Financial Statements and Exhibits.

    (b)      Pro forma financial statements: To be filed by amendment.

    (c)   Exhibits:

          Exhibit 4.1 Asset  Purchase  Agreement.  Incorporated  by reference to
Exhibit 4.1 to 10-QSB for period March 31, 1999 SEC File #0-20760.

          Exhibit 4.2 Closing Agreement


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 1999                  GREKA ENERGY CORPORATION

                                        /s/ Randeep S. Grewal
                                     By: ___________________________________
                                         Randeep S. Grewal, Chairman and
                                          Chief Executive Office



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